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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 Pre-Effective Amendment No. 1 of Sterling Software, Inc., related to registration of 269,380 shares of common stock related to the exercise of certain warrants of our reports dated December 1, 1994, with respect to the consolidated financial statements and schedules of Sterling Software, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1994, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

                                                Ernst & Young LLP

Dallas, Texas

October 31, 1995